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                                                                      EXHIBIT 21

               PARENT AND SIGNIFICANT SUBSIDIARIES OF REGISTRANT


                                                   JURISDICTION OF INCORPORATION
                                                   -----------------------------

True North Communications Inc.                                Delaware

Subsidiaries 100% owned by the Registrant and included in the consolidated financial statements--

VICOM/FCB, Inc.                                               Delaware
Foote, Cone & Belding of Pennsylvania, Inc.                   Delaware
Foote, Cone & Belding Advertising, Inc.                       Delaware
Foote, Cone & Belding, Inc.                                   Delaware
FCB International, Inc.                                       Delaware

Subsidiaries 100% owned by FCB International, Inc. and included in the consolidated financial statements--

FCB/Ronalds-Reynolds, Ltd.                                    Canada (Ontario)
FCB Australia Pty., Ltd.                                      Australia

Less than 50% owned affiliates accounted for by the equity method--

Publicis Communication                                        France
Publicis . FCB BV                                             The Netherlands



NOTE: Other subsidiaries included in the consolidated financial statements are excluded from this listing because in the aggregate they do not constitute a significant subsidiary as defined by the Securities and Exchange Commission.